Exhibit 99.1

LuxUrban Hotels Inc. Announces Strategic Partnership with Rebel Hotel Company

MIAMI, FL, November 7, 2022 — LuxUrban Hotels Inc. (or “the Company”) (Nasdaq: LUXH), which utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities, announced today a strategic partnership with Rebel Hotel Company, a leading, full-service, technology-focused hospitality management company serving clients across the United States.

Under the terms of the agreement, Rebel Hotel Company will assume a variety of operational responsibilities associated with the Company’s current and future New York City portfolio of hotel units marketed under the Company’s LuxUrbanTM brand. LuxUrban Hotels expects to benefit from Rebel Hotel Company’s expertise in managing day-to-day hotel operations, scale-driven operating efficiencies, project and cost management, access to an experienced industry talent pool, B2B sales initiatives, custom branding at the property level, preferred pricing on third party OTAs, supplies, and other meaningful cost reductions across the organization.

“Rebel Hotel Company is best-in-class and brings a proven record of success in applying its data-driven management solutions to help streamline operational efficiencies, elevate client service, and accelerate operating deliverables,” said Brian Ferdinand, Chairman and Chief Executive Officer of LuxUrban Hotels Inc. “As an emerging industry leader in lifestyle, boutique and luxury select service hotels, this agreement with Rebel Hotel Company is an important component of our growth strategy, and will allow us to focus on rapidly, responsibly, and cost-effectively scaling our hotel portfolio with the benefit of predictable costs. Specifically, this collaboration delivers margin enhancements that, in our estimation, the Company would not have been able to realize until at least 2024. Rebel Hotel Company reflects our guest-centric values, and we look forward to working together.”

“LuxUrban Hotels is transforming the hotel landscape in major metropolitan cities across the United States providing distinct synergies with Rebel Hotel Company’s progressive new paradigm for hotel management, and we welcome the opportunity to form this strategic partnership,” said Rebel Hotel Company President and CEO Brian Sparacino. “The Company’s unique asset-light operating model relies on long-term Master Lease Agreements as opposed to traditional equity / debt driven acquisitions.  This approach allows LuxUrban Hotels to operate large hospitality assets at significantly lower cost structures and with increased margins during a time when hospitality assets are carrying large, distressed debt loads, both from rising interest rates and the lingering effects of COVID-19 travel restrictions and lockdowns. Our unrivaled technology, expertise, and fee transparency makes Rebel Hotel Company the premier partner and choice hotel management platform that is philosophically aligned with the LuxUrban Hotels operating model.”

Rebel Hotel Company

Rebel Hotel Company blends progressive technologies with management excellence to create a one-stop, full-service hospitality management platform spanning operations, revenue management, procurement, human resources, marketing distribution, and investment and development partnerships. The unrivaled technology, expertise, and fee transparency makes Rebel Hotel Company a leader and premier partner as a niche hotel management platform that is acutely aligned with hotel investment strategies.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities. The Company’s future growth focuses primarily on seeking to create “win-win” opportunities for owners of dislocated hotels, including those impacted by COVID-19 travel restrictions, while providing LuxUrban Hotels favorable operating margins. LuxUrban Hotels operates these properties in a cost-effective manner by leveraging technology to identify, acquire, manage, and market them globally to business and vacation travelers through dozens of third-party sales and distribution channels, and the Company’s own online portal. Guests at the LuxUrban Hotels properties are provided high quality service under the Company’s consumer brand, LuxUrbanTM.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the expected closing of noted lease transactions and continued closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those set forth under the caption “Risk Factors” in the prospectus forming part of the Company’s effective Registration Statement on Form S-1 (File No. 333-262114). Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved". Forward-looking information may relate to anticipated events or results including, but not limited to business strategy, leasing terms, high-level occupancy rates, and sales and growth plans. The financial projection provided herein are based on certain assumptions and existing and anticipated market, travel and public health conditions, all of which may change. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

CONTACT

Shanoop Kothari	Devin Sullivan, SVP
Chief Financial Officer	The Equity Group Inc.
LuxUrban Hotels Inc.	(212) 836-9608
shanoop@corphousinggroup.com	dsullivan@equityny.com

David Shayne, Analyst
(212) 836-9628
dshayne@equityny.com